Exhibit 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in QEP Midstream Partners, LP beneficially owned by each of them, as applicable, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: December 12, 2014

TESORO CORPORATION

By:	/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President and Secretary

TESORO ALASKA COMPANY LLC

By:	/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO LOGISTICS GP, LLC

By:	/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel and Secretary

TESORO LOGISTICS LP

By: Tesoro Logistics GP, LLC, its General Partner

By:	/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel and Secretary

QEP Field Services, LLC

By:	/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel and Secretary